UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2012

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2012, we entered into a securities purchase agreement with certain institutional investors pursuant to which we agreed to sell to the investors an aggregate of 17,857,143 shares of our common stock at a price of $0.28 per share, for a total purchase price of $5.0 million. No warrants are being issued in connection with this offering. We are offering such shares pursuant to a prospectus supplement dated February 13, 2012, a prospectus dated August 27, 2010, which is part of a registration statement on Form S-3 (Registration No. 333-168693) that was declared effective by the Securities and Exchange Commission, or the SEC, on August 27, 2010. The closing of the offering, which is subject to the satisfaction of customary closing conditions, is expected to take place on or before February 16, 2012.

Ladenburg Thalmann & Co. Inc. acted as our exclusive placement agent in this offering. In accordance with the terms of a placement agent agreement dated February 12, 2012 between us and the placement agent, we will pay the placement agent a cash fee that represents 7% of the gross proceeds of the offering and an expense reimbursement that represents 1% of the gross proceeds of the offering.

On February 13, 2012, we issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the securities purchase agreement and the placement agent agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference.

Item 8.01.	Other Events.

On February 13, 2012, Sheppard, Mullin, Richter & Hampton LLP issued its opinion, a copy of which is filed as an exhibit to this report, with respect to the legality of the issuance and sale by us of the shares of our common stock to be sold pursuant to the prospectus and the related prospectus supplement that we filed with the SEC on February 13, 2012.

The sale of the shares of our common stock in the offering described above will reduce the exercise price of warrants to purchase 2,137,650 shares of our common stock from $0.46 to $0.28 per share. Such warrants were originally issued in March 2007 and expire on March 9, 2012.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1	Form of Securities Purchase Agreement dated February 12, 2012

10.2	Placement Agent Agreement dated February 12, 2012 between the registration and Ladenburg Thalmann & Co. Inc.

99.1	Press release issued on February 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: February 13, 2012